Exhibit 10.3

FIRST AMENDMENT TO SHAREHOLDER’S AGREEMENT

This first amendment to the Shareholder’s Agreement (as defined below) (this ‘‘Amendment’’) is entered into as of May 4, 2007, between Aspen Insurance Holdings Limited, a Bermuda corporation (the ‘‘Company’’), and the undersigned person (‘‘Shareholder’’) (the Company and Shareholder being hereinafter collectively referred to as the ‘‘Parties’’). All capitalized terms not defined herein shall have the meaning set out in the Shareholder’s Agreement.

WHEREAS, in order to ensure management’s and employees’ commitment to the growth and stability of the Company following the Company’s initial public offering, and to limit employees’ power to liquidate their Shares prior to the non-employee founding shareholders’ exit strategy, the Parties entered into a Shareholder’s Agreement as of August 20, 2003 (the ‘‘Shareholder’s Agreement’’);

WHEREAS, the Parties have determined that it is not practical or possible for Shareholder to liquidate his or her Shares as permitted under the Registration Rights Agreement as anticipated at the time of the Company’s initial public offering, particularly as part of underwritten block trades;

WHEREAS, the Company is now in its fifth year of operation, most of the non-employee founding shareholders have sold some or all of their shares, and the original purpose for the restrictions set out in the Shareholder’s Agreement is now less of a concern; and

WHEREAS, the Board of Directors of the Company has given its approval of this Amendment at a properly constituted meeting on May 2, 2007 and, accordingly, the Parties hereby agree to amend certain provisions of the Shareholder’s Agreement as set out in this Amendment, in accordance with Section 17 of the Shareholder’s Agreement.

NOW THEREFORE, to implement the foregoing and in consideration of the mutual agreements contained herein, the Parties agree as follows:

1.    Amendment. With immediate effect, the Shareholder’s Agreement shall be amended in the manner set out in this Section 1 and shall take effect, be read and construed for all purposes as so amended.

Section 3(a) shall be amended by striking ‘‘the fifth anniversary of the date of this Agreement’’ and replacing it with ‘‘May 4, 2007’’ to read as follows:

Shareholder agrees that he will not transfer any of the Shares at any time prior to the earlier of (x) May 4, 2007 and (y) the death or Permanent Disability of Shareholder (the ‘‘Lapse Date’’); provided, however, that Shareholder may transfer the Shares prior to the Lapse Date pursuant to one of the following exceptions: (i) a transfer permitted by clauses (x)(other than in respect of this Section 3), (y) or (z) of Section 2(c); (ii) a sale of Shares pursuant to, but subject to the terms and conditions of, Shareholder’s registration rights under the Registration Rights Agreement; (iii) a transfer of Shares pursuant to, but subject to the terms and conditions of, Shareholder’s ‘‘tag-along’’ rights under the Investors’ Agreement; or (iv) a transfer at any time after the completion date of the Initial Public Offering until the Lapse Date of an aggregate number of Shares that (together with Shares previously transferred pursuant to clause (ii), (iii) or clause (iv)), as a percentage of the total number of Shares, including the number of Shares underlying vested Options, held by the Shareholder Entities as of the completion date of the Initial Public Offering prior to any transfers thereof (‘‘Initial Holdings’’), does not exceed 5% of the Initial Holdings of such Shareholder Entities in any 12-month period.

2.    Compliance with Securities and Other Laws. Shareholder acknowledges that this Amendment does not alter Shareholder’s duty to comply with the Company’s Policy on Insider Trading and Misuse of Information (including the pre-approval process), the securities laws of the United States and any state of the United States, the laws of Bermuda, or the laws of any other relevant jurisdiction.

3.    Miscellaneous.

(a)	The Parties acknowledge and agree that the provisions of the Shareholder’s Agreement not modified herein remain in full force and effect. This Amendment, together with the Shareholder’s Agreement, the Registration Rights Agreement and the Investors’ Agreement, constitutes the entire agreement among the Parties with respect to the subject matter hereof and supercedes all other prior agreements and understandings, both written and oral, or any of them.

(b)	The headings in this Amendment are inserted for convenience only and do not constitute a part of this Amendment.

(c)	This Amendment may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first above written.

ASPEN INSURANCE HOLDINGS LIMITED
By:

Christopher O’Kane Chief Executive Officer

SHAREHOLDER:

[NAME]

Address:

Fax Number:

Email Address: